EXHIBIT 99.1
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For:              Waste Technology Corp.
                  5400 Rio Grande Avenue
                  Jacksonville, FL 32205

Contact:          William E. Nielsen, President
                  (904) 358-3812


                              FOR IMMEDIATE RELEASE
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Jacksonville, May 17, 2006 - - Waste Technology Corp. (OTC BULLETIN BOARD: WTEK)
reported that Ronald L. McDaniel has been named to the Board of Directors of the Company. Mr. McDaniel has been president of Western-Cullen-Hayes, Inc. since 1980. Mr. McDaniel will serve on the Company's Board of Directors' audit committee and will be designated as the Company's independent "financial expert" of that committee.